Exhibit 10.5

EXECUTION COPY

AMENDMENT NUMBER NINE

to the

MASTER REPURCHASE AGREEMENT

Dated as of July 2, 2013,

among

PENNYMAC LOAN SERVICES, LLC,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER NINE (this “Amendment Number Nine”) is made this 20th day of June, 2017, among PENNYMAC LOAN SERVICES, LLC a Delaware limited liability company, as seller (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of July 2, 2013, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement to modify the definition of Indebtedness and the wire instructions thereunder, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendment. Effective as of June 20, 2017 (the “Amendment Effective Date”),
(a) the defined term "Total Indebtedness" in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Total Indebtedness” shall mean, for any period, the aggregate Indebtedness of the Seller during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP and less the amount of any non-recourse debt and any intercompany debt between the Seller and its Affiliates.

(b) the defined term "Uncommitted Amount" in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Uncommitted Amount” shall mean $325,000,000.

1.
(a) the wire instructions in Section 3.01(a) of the Agreement are hereby amended to read in their entirety as follows:

Account No. ********, CITIBANK NYC, ABA No. ***-000-***, Attn: Whole Loans, Ref: PennyMac

(b) the wire instructions in Section 12.02(c) of the Agreement are hereby amended to read in their entirety as follows:
Account No: ********, CITIBANK NYC, ABA No. ***-000-***, Attn: Whole Loans, Ref: PennyMac

Section 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
Section 3. Effectiveness. This Amendment Number Nine shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Seven to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 4. Fees and Expenses.  Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Nine (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

Section 5. Representations.  Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Nine, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

Section 6. Binding Effect; Governing Law.  This Amendment Number Nine shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER NINE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7. Counterparts.  This Amendment Number Nine may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 8. Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Nine need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Nine to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Sajid Zaidi
Name:	Sajid Zaidi
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL
HOLDINGS LLC
(Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Vice President

Amendment Number Nine to Master Repurchase Agreement